EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Silk Botanicals.Com, Inc.

We hereby consent to the use in the 3rd Amendment of the Registration Statement on Form 10SB of our report dated August 11, 1999, except for changes made to Statements of Change in Stockholders' Deficit, Notes to Financial Statements and to Note 2, which were revised February 23, 2000,relating to the financial statements of Silk Botanicals. Com, Inc.

                                                Sweeney, Gates & Co.

Fort Lauderdale, Florida
February 24, 2000